Exhibit 2.1

DATED 17 DECEMBER 2020

(1)

PCGI INTERMEDIATE HOLDINGS LIMITED

AND

(2)

PCGI LIMITED

PLAN OF MERGER

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

REF: DW/WL/F3153-H20403

TABLE OF CONTENTS
CLAUSE		PAGE

1.	PLAN OF MERGER	ii

2.	VARIATION	iv

3.	TERMINATION	iv

4.	COUNTERPARTS	iv

5.	GOVERNING LAW	iv

i

THIS PLAN OF MERGER is made on 17 December 2020

BETWEEN

(1)	PCGI INTERMEDIATE HOLDINGS LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability and registered as a non-Hong Kong company in Hong Kong, having its registered office at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands (the “Surviving Company”); and

(2)	PCGI LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability and registered as a non-Hong Kong company in Hong Kong, having its registered office at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands (the “Merging Company” and together with the Surviving Company, the “Companies”).

WHEREAS

(A)	The respective Boards of Directors of the Surviving Company and the Merging Company have approved the merger of the Companies, with the Surviving Company continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions of this Plan of Merger and pursuant to provisions of Part XVI of the Companies Act (as amended) (the “Companies Act”).

(B)	The shareholders of each of the Surviving Company and the Merging Company have adopted this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(C)	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED

1.	PLAN OF MERGER

1.1	Company Details:

(a)	The constituent companies (as defined in the Companies Act) to this Plan of Merger are the Surviving Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company.

(c)	The registered office of the Surviving Company is Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands. The registered office of the Merging Company is Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands.

(d)	Immediately prior to the Effective Date, the authorised share capital of the Surviving Company is US$25,000,000 divided into 25,000,000 shares each of nominal or par value US$1.00 per share (“SurviveCo Shares”).

(e)	Immediately prior to the Effective Date, the authorised share capital of the Merging Company is US$25,000,000 divided into 25,000,000 shares each of nominal or par value US$1.00 per share (“MergerCo Shares”).

1.2	Effective Date

In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar (the “Effective Date”).

1.3	Terms and Conditions; Share Rights

(a)	The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, shall, at the Effective Date, be as follows:

the 18,486,640 MergerCo Shares issued and outstanding immediately prior to the Effective Date held by Mr. Li Tzar Kai, Richard (being all of the issued shares in the Merging Company) shall be converted into 18,486,640 validly issued, fully paid and non-assessable SurviveCo Shares.

(b)	The rights and restrictions attaching to the shares in the Surviving Company are set out in the memorandum and articles of association of the Surviving Company.

(c)	From the Effective Date, the memorandum and articles of association of the Surviving Company shall continue to be the memorandum and articles of association of the Surviving Company.

(d)	The Cayman Islands tax status and elections of the Surviving Company shall continue.

1.4	Directors’ Interests in the Merger

(a)	The names and addresses of each director of the Surviving Company are:

(i)	Naomi TOFUKUJI of Suite 806, 1-27-37 Takanawa, Minato-ku, Tokyo, Japan 108-0074;

(ii)	Peter Anthony ALLEN of 40 Nassim Hill, #05-42 Nassim Mansion, Singapore 258474;

(iii)	Martina Kit Hung CHUNG of F11, Moon Fair Mansion, 11 Shiu Fai Terrace, Wanchai, Hong Kong;

(iv)	Wai Ling Jenny FUNG of B1, Block 3, 4 Shouson Hill Road, Hong Kong; and

(v)	Tzar Kai, Richard LI of House 1, 28 Gough Hill Road, Hong Kong.

(b)	No director of either of the Companies will be paid any amounts or receive any benefits consequent upon the Merger.

1.5	Secured Creditors

(a)	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

2.	VARIATION

2.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the Boards of Directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar; and

(b)	effect any other changes to this Plan of Merger as this Plan of Merger may expressly authorise the Boards of Directors of both the Surviving Company and the Merging Company to effect in their discretion.

3.	TERMINATION

3.1	At any time prior to the Effective Date, this Plan of Merger may be terminated in writing upon agreement by the Surviving Company and the Merging Company.

4.	COUNTERPARTS

4.1	This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

5.	GOVERNING LAW

5.1	This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

[Signature pages to follow]

IN WITNESS whereof this Plan of Merger has been entered into by the above written.

SIGNED for and on behalf of PCGI Limited:

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IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of PCGI Limited:	)
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SIGNED for and on behalf of PCGI Intermediate Holdings Limited:	)
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SIGNED for and on behalf of PCGI Intermediate Holdings Limited:	)
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